Exhibit 4.3

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated Effective June 8, 2017

1.                 Purpose

The purpose of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Investment Technology Group, Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective on May 8, 2007 upon approval by the stockholders of the Company, and previously amended and restated on May 12, 2009 upon approval by the stockholders of the Company, August 18, 2009, May 11, 2010 upon approval by the stockholders of the Company, June 11, 2013 upon approval by the stockholders of the Company, February 5, 2014, June 11, 2015 upon approval by the stockholders of the Company and January 23, 2017. This amendment and restatement is effective June 8, 2017, subject to stockholder approval on such date (the “Amendment Effective Date”). Grants made prior to the Amendment Effective Date shall continue to be governed by the applicable award Grant Agreements and the terms of the Plan without giving effect to changes made pursuant to this amendment and restatement, and the Committee shall administer such Grants in accordance with the Plan without giving effect to changes made pursuant to this amendment and restatement.

The Investment Technology Group, Inc. Non-Employee Directors Stock Option Plan (the “Director Plan”), the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the “1994 Plan”), the Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan (the “SUA Subplan”), the Amended and Restated Investment Technology Group, Inc. Directors’ Retainer Fee Subplan (the “Directors’ Retainer Fee Subplan”), and the Amended and Restated Investment Technology Group, Inc. Directors’ Equity Subplan (the “Directors’ Equity Subplan”, and together with the Directors’ Retainer Fee Subplan, the “Subplans”) were merged with and into this Plan as of May 8, 2007. No additional grants were made thereafter under the Director Plan and the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan, the SUA Subplan and the Subplans as of May 8, 2007 continued in effect according to their terms as in effect on May 8, 2007, and the shares with respect to such outstanding grants were issued or transferred under this Plan. After May 8, 2007, the Subplans, and the SUA Subplan until it was frozen effective on January 1, 2009, continued in effect as subplans of the Plan and grants and/or deferrals may continue to be made under the Subplans with shares associated with such grants and/or deferrals being issued under this Plan. Effective as of January 1, 2009, the Variable Compensation Stock Unit Award Program Subplan (formerly known as the Equity Deferral Award Program Subplan) (the “VCSUA Subplan”) was added as a subplan under the Plan.

2.                 Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)           “Average Bonus” means the average of the annual bonuses paid to the Participant for the three years immediately preceding the year in which the Participant’s termination of employment occurs (or such shorter period during which the Participant has been employed by the Employing Entity and eligible to receive annual bonuses, or if the Participant was not employed by the Employing Entity or eligible to receive annual bonuses in any prior year, the annual bonus that is required to be paid in accordance with any contractual arrangement between the Participant and the Employing Entity, or if none, then the annual bonus that would otherwise have been paid to the Participant for the year in which the Participant’s termination of employment occurs based upon the actual achievement of applicable performance objectives). For the avoidance of doubt, annual bonuses shall include any bonus amounts paid in the form of Basic Units awarded under the VCSUA Subplan (or any successor thereto).

(b)           “Board” means the Company’s Board of Directors.

(c)           “Cause” shall have the meaning ascribed to such term in the applicable Grant Agreement, Subplan or VCSUA Subplan.

(d)           “Change in Control” means and shall be deemed to have occurred:

(i)            if any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(ii)           if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(iii)          upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(iv)          upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(v)           if the stockholders of the Company approve a plan of complete liquidation of the Company.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(g)           “Company” means Investment Technology Group, Inc. and any successor corporation.

(h)           “Company Stock” means the common stock of the Company.

(i)            “Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Participant or as otherwise determined by the Committee; provided that if the Committee fails to designate a definition of Disability in the applicable Grant Agreement, the applicable Subplan or the VCSUA Subplan, Disability shall mean a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(j)            “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(k)           “Employee” means a person classified as an employee of the Employing Entity (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Employing Entity. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Employer, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Employer.

(l)            “Employer” means the Company and its Subsidiaries.

(m)          “Employing Entity” means with respect to an Employee, the Company or the Company’s Subsidiary that employs the Participant, or with respect to a Non-Employee Director, the Company.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)           “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Company Stock as reported on the New York Stock Exchange on the date of grant during regular trading hours; provided, however, that at any time that the Company Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

(q)           “Good Reason” means “Good Reason” as defined in a Participant’s Change in Control Agreement or other applicable agreement with the Employing Entity, or if no such agreement exists or the definition of “Good Reason” is specifically limited to such applicable agreement, “Good Reason” means without the Participant’s express written consent, the occurrence on or after a Change in Control of any one or more of the following:

(i)            a material reduction of the Participant’s primary functional authorities, duties, or responsibilities or the assignment of duties to the Participant inconsistent with those of the Participant’s position with the Employing Entity, other than an insubstantial and inadvertent reduction or assignment that is remedied by the Employing Entity promptly after receipt of notice thereof given by the Participant; provided, however, that any reduction in authorities, duties or responsibilities resulting merely from the acquisition of the Company and its existence as a Subsidiary or division of another entity shall not be sufficient to constitute Good Reason;

(ii)           the Employing Entity’s requiring the Participant to be based at a location in excess of 35 miles from the location of the Participant’s principal job location or office immediately prior to the relocation;

(iii)          a material reduction by the Employing Entity of the Participant’s base salary, unless such reduction applies on substantially the same percentage basis to all employees of the Employing Entity generally;

(iv)          a material reduction in the Participant’s participation in any of the Employer’s annual incentive compensation plans in which the Participant participates, unless such failure applies to all plan participants generally; and

(v)           a material reduction by the Employing Entity of the Participant’s Total Annual Compensation, which for this purpose means a reduction of the Participant’s Total Annual Compensation by more than 33 percent.

For any of the foregoing to constitute Good Reason, the Participant must provide written notification of his or her intention to resign within 30 days after the Participant knows or has reason to know of the occurrence of any such event, and the Employing Entity shall have 30 business days from the date of receipt of such notice to effect a cure of the condition constituting Good Reason, and, upon cure thereof by the Employing Entity, such event shall no longer constitute Good Reason. If the Employing Entity does not cure the condition constituting Good Reason within 30 business days following the date of receipt of the notice from the Participant, the Good Reason termination shall be effective on the 31st business day following such date of receipt. A termination of employment by the Participant shall be for Good Reason if one of the occurrences specified above shall have occurred, notwithstanding that the Participant may have other reasons for terminating employment, including employment by another employer which the Participant desires to accept.

(r)            “Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(s)            “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t)            “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)           “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(v)           “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(w)          “Option” means an option to purchase shares of Company Stock, as described in Section 7 of the Plan.

(x)           “Other Stock-Based Award” means any Grant based on, measured by or payable in, Company Stock (other than a Grant described in Sections 7, 8, 9 or 10(a) of the Plan), as described in Section 10(b) of the Plan.

(y)           “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(z)           “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(aa)         “Plan” means this Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

(bb)         “Related Party” means (i) a Subsidiary of the Company; (ii) an employee or group of employees of the Company or any Subsidiary of the Company; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(cc)         “SAR” means a stock appreciation right as described in Section 10(a) of the Plan.

(dd)         “Stock Award” means an award of Company Stock as described in Section 9 of the Plan.

(ee)         “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8 of the Plan.

(ff)          “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, 50 percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (ii) if a partnership, limited liability company, association or other business entity, 50 percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a 50 percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated 50 percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

(gg)         “Total Annual Compensation” means the sum of the Participant’s base salary and Average Bonus.

(hh)         “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

3.                                      Administration

(a)           Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that

Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)           Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and, subject to the restriction in Section 4(c), the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)           Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.                                    Grants

(a)           Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)           All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(c)           Grants made under the Plan shall provide that the Grants will not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death or Disability, or in the event of (i) a Change in Control or (ii) a corporate event described in Section 5(d). In addition, up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 5(a) may be subject to Grants that are not subject to the foregoing vesting restriction, which may include, without limitation, Grants to Non-Employee Directors.

5.                                    Shares Subject to the Plan

(a)           Shares Authorized. Subject to the adjustments in Section 5(d) below, the total aggregate number of shares of Company Stock that may be issued under the Plan on and after the Amendment Effective Date is the sum of the following (i) 2,090,000 new shares of Company Stock plus (ii) that number of shares of Company Stock subject to outstanding grants under the Plan as of the Amendment Effective Date, plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid grants as of the Amendment Effective Date. The total aggregate number of shares of Company Stock that may be issued under the Plan may be subject to Incentive Stock Options.

(b)           Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Subplans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including any stock awards, stock units or other-stock based awards granted under the SUA Subplan and the Subplans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to any Grant shall not be available for re-issuance under Plan. If SARs are exercised and settled in Company Stock, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall not count against the share limits in this Section 5(b). For the avoidance of doubt, if Shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such Shares shall not be available for re-issuance under the Plan. The preceding provisions of this Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Company Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be granted to any Participant under the Plan.

(c)           Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any Employee during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue cash dividends or Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. In addition, notwithstanding any other provision of the Plan to the contrary, the maximum aggregate value (measured on the date of grant and determined by the Committee in its sole discretion) of Grants granted to any Non-Employee Director during any calendar year under the Plan shall not exceed $600,000, subject to adjustment as described in subsection (d) below. The foregoing limit shall not apply to any Grant pursuant to a Non-Employee Director’s election to receive a Grant in lieu of cash retainer or other fees.

(d)           Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (d) or applicable law, including in the event of a Change in Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.                                    Eligibility for Participation

(a)           Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b)           Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.                                    Options

(a)           General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors. No dividends will be paid on the shares of Company Stock subject to Options.

(b)           Type of Option, Price and Term.

(i)            The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii)           The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110 percent of the Fair Market Value of the Company Stock on the date of grant.

(iii)          The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)           Exercisability of Options.

(i)            Subject to the limitation in Section 4(c) above, Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)           The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)          Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations and subject to the restriction in Section 4(c) above).

(d)           Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)           Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares (i.e., “net exercise”) or (v) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)            Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.                                    Stock Units

(a)           General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts for purposes of the Plan.

(b)           Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Subject to the restriction in Section 4(c) above, Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)           Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.             Stock Awards

(a)           General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. Subject to the restriction in Section 4(c) above, the Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)           Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)           Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a) hereof. If a certificate is issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)           Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period; provided that dividends with respect to Stock Awards subject to vesting shall vest and be paid only if and to the extent the underlying Stock Awards vest and are paid, as determined by the Committee.

10.          Stock Appreciation Rights and Other Stock-Based Awards

(a)           SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. No dividends will be paid on the shares of Company Stock subject to SARs. The following additional provisions are applicable to SARs:

(i)            Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii)           Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii)          Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement, subject to the restriction in Section 4(c) above. The Committee may grant SARs the exercise of which is subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv)          Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations and subject to Section 4(c) above).

(v)           Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

(vi)          Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(vii)         Term. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(b)           Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 or subsection (a) above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate, subject to the restriction in Section 4(c) above. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company

Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement. Dividends and Dividend Equivalents with respect to Other Stock-Based Awards shall vest and be paid only if and to the extent the underlying Other Stock-Based Awards vest and are paid, as determined by the Committee.

11.          Dividend Equivalents.

(a)           General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents with respect to Stock Units shall vest and be paid only if and to the extent the underlying Stock Units vest and are paid, as determined by the Committee. In no event may Dividend Equivalents be granted with respect to Options or SARs.

(b)           Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.          Qualified Performance-Based Compensation

(a)           Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

(b)           Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)           Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)           Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25 percent of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)           Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)            Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.          Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash (including Dividend Equivalents) or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.          Withholding of Taxes

All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employing Entity may require that the Participant (or other person receiving or exercising Grants) pay to the Employing Entity the amount of any federal, state or local taxes that the Employing Entity is required to withhold with respect to such Grants, or the Employing Entity may deduct from other wages paid by the Employing Entity the amount of any withholding taxes due with respect to such Grants. Unless otherwise determined by the Committee, the Employing Entity’s tax withholding obligation with respect to Grants paid in Company Stock shall be satisfied by having shares of Company Stock withheld, at the time such Grants become taxable.

15.          Transferability of Grants

(a)           Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding subsection (a) above, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.          Consequences of a Change in Control

(a)           Assumption of Outstanding Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a Subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or Subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(b)           Vesting Upon Certain Terminations of Employment. Unless the Grant Agreement provides otherwise, if a Participant’s employment or service is terminated (i) by the Employer other than for Cause (excluding on account of death or Disability) within six months prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (A) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (B) otherwise arose in connection with or anticipation of a Change in Control, or (ii) (A) by the Employer other than for Cause (excluding on account of death or Disability), (B) by the Participant for Good Reason, (C) on account of the Participant’s Disability or (D) on account of the Participant’s death, in each case, upon or following the Change in Control and during the period in which any of such Participant’s Grants are subject to vesting or exercisability restrictions, the Participant’s outstanding Grants shall become fully vested and exercisable in accordance with the timing described below; provided that if the vesting and exercisability of any such Grants is based, in whole or in part, on performance, the applicable Grant Agreement, Subplan or VCSUA Subplan shall specify how the portion of the Grant that becomes vested pursuant to this Section 16(b) shall be calculated. To the extent Options and SARs vest and become exercisable in accordance with this

Section 16, they will remain exercisable for 12 months following the termination of the Participant’s employment or service, provided that, in no event shall any Option or SAR be exercisable after the expiration of its term. To the extent the termination of employment or service is on account of the reason in Section 16(b)(i) above, the unvested portion of the applicable Grant will be suspended and no vesting shall occur unless and until a Change in Control occurs during the six month period following the termination of employment or service. If a Change in Control does not occur during the six month period following the termination of employment or service, or the termination of employment or service was not at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or was not in connection with or in anticipation of a Change in Control, the unvested portion of the applicable Grant will be forfeited automatically on the date that is six months following the termination of employment or service, unless otherwise determined by the Committee. To the extent the termination of employment or service is on account of the reason in Section 16(b)(ii) above, the unvested portion of any applicable Grant will become fully vested and exercisable as of the date of the applicable Participant’s termination.

(c)           Other Alternatives. In the event of a Change in Control, if all outstanding Grants are not assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent or Subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, or base amount, as applicable, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) if the Company is the surviving corporation, the Committee may determine that Grants will remain outstanding after the Change in Control. Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the participant upon surrender of the Option or SAR.

17.          Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as determined under Section 9(a), no Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.          Amendment and Termination of the Plan

(a)           Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)           No Repricing Without Stockholder Approval. Except as otherwise provided in Section 5(d), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the base amount of outstanding SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

(c)           Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan. The Plan shall terminate on June 10, 2025, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.          Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b)           Compliance with Law.

(i)            The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

(ii)           The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If a Grant is subject to Section 409A of the Code, (1) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (2) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (3) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (4) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

(iii)          Any Grant made under the Plan that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-

month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

(iv)          Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(c)           Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)           Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)            No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)           Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

(i)            Recoupment Policy. All Grants under this Plan will be subject to any compensation clawback or recoupment policies that may be applicable to any Employee, as in effect from time to time and as approved by the Committee or Board.

(j)            Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.